FORM 8-K


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report (Date of earliest event reported):  JANUARY 27, 1999
                                                 ................


                            GREATER COMMUNITY BANCORP
 .................................................................
          (Exact name of registrant as specified in its charter)


NEW JERSEY                  0-14294                  22-2545165
 .................................................................
  (State or other          (Commission            (IRS Employer
  jurisdiction of            File No.)            Identification No.)


             55 UNION BOULEVARD, TOTOWA, NEW JERSEY  07512
 .................................................................
  (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code: 201-942-1111
                                                   ..............



 .................................................................
  (Former name or former address, if changed since last report)


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Item 5.  Other Events.

                  On January 27, 1999, Greater Community Bancorp (the "Corporation") announced that on January 21, 1999 the New Jersey Department of Banking and Insurance (the "Department") approved the application of Rock Community Bank ("Rock") for a new charter as a state commercial bank. Rock will be located at 175 Rock Road, Glen Rock, Bergen County, New Jersey. Rock will be a wholly-owned subsidiary of the Corporation, which is headquartered at 55 Union Boulevard, Totowa, New Jersey. The Corporation owns Great Falls Bank, also headquartered in Totowa, and Bergen Commercial Bank, whose main office is in Paramus.

         Rock will be initially capitalized at $5 million, all of which will be contributed by the Corporation. Rock's designated trade area includes, in addition to Glen Rock as the center, portions of Fair Lawn, Hawthorne, Midland Park and Ridgewood. A board of directors including three certified public accountants, an attorney and several entrepreneurs and other professionals will oversee the operations of Rock. These directors include chairman David Waldman (a partner in the law firm of Waldman, Renda & McKinney), and directors Egon Fromm, Lawrence B. Goodman, Franklin S. Gurtman, John R. Hartgers, Lawrence Kurzer, David P. Kwiat, Armand Leone, Jr., Peter R. Leone and Sinibaldo Leone, Jr. Rock's Board of Directors will also include George E. Irwin, who is President of both the Corporation and Great Falls Bank. Rock's President and CEO-designate Roy Kay, Jr. has over 40 years experience in the banking industry with four banks.

         Rock is projected to become profitable at the end of its second year of operation after startup losses in the first year projected at $325,000.

         Rock's new charter application was filed in July, 1998, and a hearing was held before the Department in November, 1998. FDIC approval was also recently obtained. The Corporation is now making application for Federal Reserve Board approval to become Rock's owner.

         The Corporation has entered into an agreement with Rock's incorporators to offer the Corporation's Common Stock to those incorporators and other local persons introduced by them. The incorporators have agreed to purchase or cause to be purchased in such offering a minimum of $3 million and a maximum of $5 million, with each incorporator and each proposed director agreeing to invest a minimum of $100,000 in the Corporation's Common Stock.

         The Corporation intends to conduct a private placement of $5 million in its Common Stock to the Rock investor group. The purchase price for such shares will be equal to ninety percent (90%) of the mean between the bid and asked price for the Corporation's Common Stock, averaged over the period commencing on

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
November 12, 1997 and ending on the date of the receipt of all required regulatory approvals. The subscribers can invalidate their subscriptions if the purchase price determined by the formula exceeds $10.35 per share, and the Corporation may reject the subscriptions if the formula price is less than $7.65 per share. Assuming all regulatory approvals for Rock had been obtained on January 25, 1999, the averaged mean price would have been $10.64 and the purchase price would have been ninety percent (90%) of that amount, namely, $9.58.

         The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward looking terminology as "projected", "expect", "look", "believe", "anticipate", "may", "will", or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, Rock's ability to generate deposits and loans and attract qualified employees, the direction of interest rates, levels of loan quality and origination volume, continued relationships with major customers including sources for loans, successful completion of the implementation of Year 2000 technology changes, as well as the effects of economic conditions and legal and regulatory barriers and structure. Actual results may differ materially from such forward-looking statements. The Corporation assumes no obligation for updating any such forward-looking statement at any time.


                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      GREATER COMMUNITY BANCORP
                                   ..............................
                                           (Registrant)


       JANUARY 27, 1999             /s/ George E. Irwin
Date .........................     ..............................
                                           (Signature)

                                        GEORGE E. IRWIN
                                        PRESIDENT AND C.O.O.

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